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                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements Nos. 33-56354, 33-70632, 33-72752, 33-83956, 33-94756 and 333-03532 of HFS Incorporated
(the "Company") on Form S-8 and Registration Statements No. 33-87830, 333-3276 and 333-3646 of the Company on Form S-3 of our report dated February 27, 1996, related to the consolidated financial statements of Coldwell Banker Corporation and Subsidiaries as of December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995.


COOPERS & LYBRAND L.L.P.
Newport Beach, California
March 21, 1997